Exhibit 2.14

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 25, 2011.

WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE ON THE EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 25, 2011.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE FINDER’S OPTIONS EVIDENCED HEREBY ARE EXERCISABLE, SUBJECT TO THE ACCELERATION PROVISION, UNTIL 5:00 P.M. (PACIFIC TIME) ON SEPTEMBER 24, 2013, AFTER WHICH TIME THEY WILL EXPIRE AND BE OF NO FURTHER FORCE AND EFFECT OR VALUE.

NEVADA GEOTHERMAL POWER INC.
(a British Columbia company)

Finder’s Option (“Option”) for the Purchase of Units

THIS IS TO CERTIFY THAT, for value received,

Global Resource Investments, Ltd.
7770 El Camino Road
Carlsbad, CA 92009
Fax No. 760-943-3940
(the “Holder”)

is entitled to subscribe for and purchase 590,000 units (the “Units”) of Nevada Geothermal Power Inc. (the “Company”) at a purchase price per Unit of $0.50 (the “Exercise Price”). Each Unit consists of one fully paid and non-assessable Common Share of the Company (a “Share”) and one transferable warrant (the “Warrant”) in form and substance as attached hereto as Schedule “A”. This Option is exercisable at any time up to the close of business on September 24, 2013, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. In the event that the closing price of the Issuer’s common shares on the Exchange is $1.00 or greater per share for a period of 20 consecutive trading days (the “Trading Period”) at any time after four (4) months and one (1) day after the Closing Date, the Issuer may accelerate the expiry date of the Options and Warrants by, within five (5) business days after the end of the Trading Period, issuing a news release and notifying the Holder of the acceleration (the “Notice”), receipt of such notification to be calculated on (i) the date of receipt if the notification is delivered to the Holder in person at the last address registered on the securities registers of the Company (ii) the fifth business day after the post-mark date if delivered by mail or (iii) the fifth day after such notification is delivered pursuant to (i) or (ii) above to any market intermediary then holding the Options in any trust account; this Option or any unexercised portion of this Option will expire on the 30th calendar day after the date of such Notice (the “Acceleration Provision”).

The rights represented by this Option may be exercised by the Holder, in whole or in part (but not as to a fractional Share), by surrender of this Option at the office of the Company at Suite 900 – 409 Granville Street, Vancouver, BC V6C 1T2, during its normal business hours, together with the subscription form attached hereto completed and signed by the Holder and a certified or cashier’s cheque, bank draft or money order payable to or to the order of the Company in payment of the Exercise Price for the number of Units subscribed. Upon the exercise of the rights represented by this Option and payment of the Exercise Price in accordance with the terms hereof, the Units for which the Holder has subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such Shares and Warrants on the date of such exercise and payment.

In the event of any exercise of the rights represented by this Option, certificates representing the Shares and Warrants comprising the Units so purchased shall be delivered to the Holder within a reasonable time, not exceeding five business days after the rights represented by this Option have been duly exercised and, unless this Option has expired, a new Option representing the number of Units, if any, with respect to which this Option shall not then have been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that the Shares which may be issued upon the exercise of the rights represented by this Option and the underlying Warrants will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that, during the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of the rights represented by this Option.

THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS OPTION

1.

In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of consolidated Shares entitled to be purchased hereunder shall be proportionately decreased.

If any capital reorganization or reclassification of the capital stock of the Company, or the merger, amalgamation or arrangement of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, merger, amalgamation or arrangement, adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option and in lieu of the Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Units purchasable and receivable upon the exercise of this Option had such reorganization, reclassification, merger, amalgamation or arrangement not taken place. The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the Holder of this Option the obligation to deliver to such Holder such shares of stock or other securities in accordance with the foregoing provisions as such Holder may be entitled to purchase.

2.	In case at any time:

(a)	the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

(b)	the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c)	there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Company, or merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Option, at least twenty days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, dissolution, liquidation or winding-up and in the case of any such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Option at the address of such Holder, as shown on the books of the Company.

3.

As used herein, the term “Common Shares” shall mean and include the Company’s authorized Common Shares as constituted as of September 24, 2010, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

4.

This Option shall not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights, except that the Company shall concurrently furnish to the Holder a copy of all notices which are furnished to holders of the Common Shares.

5.	This Option and all rights hereunder are not transferable.

6.	This Option is exchangeable upon its surrender by the Holder at the Company’s office located at Suite 900 – 409 Granville Street, Vancouver, BC, V6C 1T2, for new Options of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Options to represent the right to subscribe for and purchase such number of Units as shall be designated by the Holder at the time of such surrender.

7.	Any notice or other communication required to be given by the Company under this Option, whether to the Holder or otherwise, shall be delivered or sent by facsimile as follows:

Global Resource Investments, Ltd.
7770 El Camino Road
Carlsbad, CA 92009

Attention:	Gretchen Carter

Any notice or other communication so given shall be deemed to have been given and received when delivered, if delivered, and upon transmission, if sent by facsimile, and if the date of such transmission is not a business day, on the next ensuing business day.

8.	Time is of the essence hereof.

9.	This Option shall be governed by and construed in accordance with the laws of the Province of British Columbia.

NEVADA GEOTHERMAL POWER INC. intending to be contractually bound, has caused this Option to be signed by its duly authorized officer under its corporate seal, and this Option to be dated September 24, 2010.

NEVADA GEOTHERMAL POWER INC.

By:

(Authorized Signatory)

SUBSCRIPTION FORM

TO:	Nevada Geothermal Power Inc.

Attention: Brian D. Fairbank

________, the holder of the within purchase option (the “Option”), subscribes ________ for Units of Nevada Geothermal Power Inc. referred to in the Option according to the conditions thereof, and herewith makes payment of the purchase price in full for the said number of Units at the rate of $0.50 per Unit. A certified or cashier’s cheque, bank draft or money order in the amount of $ ________ is enclosed herewith for such payment.

The undersigned hereby directs that the Shares and Warrants hereby subscribed for be issued and delivered as follows:

NAME	ADDRESS

DATED at ________ this ________ day of ________ , ________.

Signature of Holder

Schedule “A”
Form of Warrant

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 25, 2011.

WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE ON THE EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 25, 2011.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE, SUBJECT TO THE ACCELERATION PROVISION, UNTIL 5:00 P.M. (PACIFIC TIME) ON SEPTEMBER 24, 2013, AFTER WHICH TIME THEY WILL EXPIRE AND BE OF NO FURTHER FORCE AND EFFECT OR VALUE.

No. W-US-09/10-«Warrant_No»	«No_of_Warrants» Warrants

WARRANT CERTIFICATE

NEVADA GEOTHERMAL POWER INC.

Suite 900 – 409 Granville Street
Vancouver, BC V6C 1T2
(the "Issuer")

THIS CERTIFIES that, for value received:

«Registration»

(hereinafter referred to as the "Holder")

is the registered holder of that number of Warrants set forth above. The Holder agrees to comply with all applicable securities laws in connection with the holding and exercise of the Warrants and, as applicable, the purchase, holding and resale of the common shares (the "Shares") in the capital of the Issuer issuable on exercise of the Warrants.

Warrant Exercise Terms

Subject to adjustment as herein provided, each Warrant shall entitle the Holder thereof to purchase one Share, as constituted on September 24, 2010, at a price of $0.70 per Share until 5:00 pm (Pacific Time) on September 24,

2013 (the "Expiry Date"). In the event that the closing price of the Issuer’s common shares on the Exchange is $1.00 or greater per share for a period of 20 consecutive trading days (the “Trading Period”) at any time after four (4) months and one (1) day after the Closing Date, the Issuer may accelerate the expiry date of the Warrants by, within five (5) business days after the end of the Trading Period, issuing a news release and notifying the Holder of the acceleration (the “Notice”), receipt of such notification to be calculated on (i) the date of receipt if the notification is delivered to the Holder in person at the last address registered on the securities registers of the Corporation (ii) the fifth business day after the post-mark date if delivered by mail or (iii) the fifth business day after such notification is delivered pursuant to (i) or (ii) above to any market intermediary then holding the Warrants in any trust account; this Warrant or any unexercised portion of this Warrant will expire on the 30th calendar day after the date of such Notice (the “Acceleration Provision”).

Warrant Exercise Procedure

The Warrants may be exercised by surrendering to the Issuer:

(a)	this Warrant Certificate, and

(b)	the Subscription Form attached as Schedule "A" hereto, duly completed and executed, and

(c)	a certified or cashier’s cheque, bank draft or money order made payable to the Issuer in the aggregate amount of the exercise price,

And delivered or mailed to the Company at Suite 900 – 409 Granville Street, Vancouver, B.C. V6C 1T2, or such other office or agency of the Issuer as it may designate by notice in writing delivered to the Holder at the address stated above, and received not later than 5:00 pm (Pacific Time) on the Expiry Date.

Upon the due exercise of the Warrants, the Issuer shall issue or cause to be issued the requisite number of Shares to be issued to the Holder pursuant to said exercise, registered in the name of the Holder or such other person as may be requested by the Holder, and each such person shall become the holder of such Shares with effect from the date of such exercise. If Shares are to be issued to a person other than the Holder, the Holder’s signature on the Subscription Form must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member firm of the TSX Venture Exchange or New York Stock Exchange or Medallion guaranteed.

The Issuer will cause the certificates representing such Shares to be mailed to the address(es) specified in the Subscription Form or, in the absence of such instructions, to the Holder at the address stated above, within five business days of the exercise of the Warrants.

Upon the exercise of a Warrant, all rights under the Warrant, other than the right to receive certificates representing the Shares to which the Holder is entitled on such exercise, shall wholly cease and terminate and such Warrants shall be void and of no further effect or value.

Partial Exercise, Exchange and Replacement of Certificates

The Warrants represented by this Warrant Certificate may be exercised in whole or in part from time to time. If the Warrants are exercised in part, the Issuer shall deliver, with the Shares issued pursuant to such exercise, a revised Warrant Certificate representing the balance of the Warrants remaining unexercised.

This Warrant Certificate may be exchanged, upon its surrender to the Issuer and payment of such administration fee as the Issuer may require, for new Warrant Certificates of like tenor in denominations which in the aggregate represent the right to subscribe for and receive the number of Shares which may be subscribed for hereunder.

If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Issuer may on such terms as it may in its discretion impose, including but not limited to the payment of any administration fee and the provision of any indemnity by the Holder, issue and countersign a new Warrant Certificate of like tenor, denomination and date as the Warrant Certificate so lost, stolen, mutilated or destroyed.

All Warrants shall rank pari passu, notwithstanding the actual date of issue thereof.

Holding of Warrants

The Issuer may treat the Holder as the absolute owner of the Warrants represented hereby for all purposes, and the Issuer shall not be affected by any notice or knowledge to the contrary except where the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer or entitle the Holder to any right or interest in respect of any Shares except as herein expressly provided.

U.S. Exercise Restrictions

Neither the Warrants nor the Shares have been, nor will they be, registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or any U.S. state securities laws. The Warrants may not be exercised by or on behalf of a U.S. Person or a person in the United States unless registered under the 1933 Act and the securities laws of applicable states of the United States or an exemption from such registration requirements is available, and the holder has provided the Issuer with a written opinion of legal counsel of recognized standing in form and substance satisfactory to the Issuer to such effect; provided, however, that if the Holder purchased these Warrants directly from the Issuer pursuant to a subscription agreement and the Holder completed the “Certification of U.S. Purchaser” attached to the subscription agreement in connection with its purchase of these Warrants, the Holder will not be required to deliver an opinion in connection with its exercise of these Warrants at a time when the representations and warranties of the Holder set forth in such Certification remain true and correct. The terms “United States and “U.S. Person” are as defined in Regulation S under the 1933 Act Certificates representing the Warrant Shares issued to or on behalf of a U.S. Person or a person in the United States, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND IN THE CASE OF (C) OR (D) THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF THESE SECURITIES ARE BEING SOLD AT ANY TIME THE COMPANY IS A “FOREIGN ISSUER” AS DEFINED IN RULE 902 UNDER THE 1933 ACT, A NEW CERTIFICATE, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM THE COMPANY’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.”

provided, that if Warrant Shares are being sold under clause (B) above, at a time when the Issuer is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed at the time of sale by providing a declaration to the Issuer and its transfer agent in the form attached hereto as Schedule C or as the

Issuer’s transfer agent may from time to time prescribe, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act; provided further, that if any of the Warrant Shares are being sold pursuant to Rule 144 of the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Issuer’s transfer agent of an opinion satisfactory to the Issuer to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

Resale Restrictions and Legending Of Certificates

The Warrants are being issued pursuant to an exemption (an "Exemption") from the registration and prospectus requirements of applicable securities law. As a result of the Issuer's reliance on such Exemption, the Warrants and the Shares (collectively, the "Securities") are subject to restrictions on transferability and resale contained in applicable securities laws, as well as any restrictions on transferability and resale imposed by the TSX Venture Exchange or other market over which any securities of the Issuer may be traded (collectively, an "Exchange"). The Securities may not be sold or otherwise transferred unless the sale or transfer is made in accordance with the provisions of all applicable securities laws and Exchange requirements.

In the event that any of the Securities are subject to a hold period, or any other restrictions on transferability and resale, the Issuer may place a legend on the certificates representing the Securities as may be required under applicable securities laws or Exchange requirements, or as it may otherwise deem necessary or advisable.

Capital Adjustments

If at any time after the date hereof and prior to the Expiry Date, and provided that any Warrants remain unexercised, there shall be:

(a)

a reclassification of the Issuer's common shares, a change in the Issuer's common shares into other shares or securities, a subdivision or consolidation of the Issuer's common shares into a greater or lesser number of common shares, a share dividend or any other capital reorganization, or

(b)

a consolidation, amalgamation or merger of the Issuer with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification of the Issuer's outstanding common shares or a change of the Issuer's common shares into other shares or securities,

(any of such events being called a “Capital Reorganization”) any Holders who shall thereafter exercise their right to acquire Shares pursuant to this Warrant shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Shares to which such Holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to acquire upon exercise of this Warrant. No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event.

If determined appropriate by the Issuer acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustment made by and approved by the directors of the Issuer shall for all purposes be conclusively deemed to be an appropriate adjustment.

The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of Shares or other securities which may be acquired on the exercise of a Warrant unless it would result in a change of at least one-tenth of a Share or other security. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by a firm of chartered accountants appointed by the Issuer at its sole discretion (who may be the Issuer’s auditors) and any such determination shall be binding upon the Issuer and the Holder.

In case the Issuer, after the date hereof, shall take any action affecting any securities of the Issuer, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Shares or other securities which shall be issuable on the exercise of the Warrants shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained. Failure by the directors to take any action to provide for such an adjustment prior to the effective date of any action by the Issuer which affects any securities of the Issuer shall be evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

Notwithstanding any adjustments provided for herein or otherwise, the Issuer shall not be required, upon the exercise of any Warrants, to issue fractional Shares or other securities in satisfaction of its obligations hereunder and, except as provided for herein, any fractions shall be eliminated. To the extent that the Holder would otherwise be entitled to acquire a fraction of a Share or other security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Shares or other securities. The Holder shall be entitled, upon the elimination of any fraction of a Share or other security, to be paid in cash for the fair market value for the securities so eliminated, always provided that the Issuer shall not be required to make any payment if for less than $10.

Miscellaneous Provisions

Any delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter, postage prepaid. Any notice shall be valid and effective if made in writing and transmitted as aforementioned or if transmitted by electronic facsimile tested for reception prior to use, addressed to the Issuer at Suite 900 - 409 Granville Street, Vancouver, BC V6C 1T2 Facsimile: (604) 688.5926 and shall be deemed to have been effectively given, made and received on the date of personal delivery, if delivered; or on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, if sent by registered letter; or on the first business day after the time of facsimile transmission, if sent by facsimile. In the case of a disruption in postal services, any delivery, surrender of documents or notice sent by mail shall not be deemed to have been effectively given, made or received until it is actually delivered. The Issuer and the Holder may from time to time change their address for service hereunder by notice in writing delivered in one of the foregoing manners.

Except as herein provided, any and all of the rights conferred upon the Holder herein may be enforced by the Holder through appropriate legal proceedings. No recourse under or upon any covenant, obligation or agreement herein contained shall be had against any shareholder, officer or director of the Issuer, either directly or through the Issuer, it being expressly agreed and declared that the obligations under the Warrants represented by this Warrant Certificate are solely corporate obligations of the Issuer and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Issuer in respect thereof, and that any and all rights and claims against every such shareholder, officer or director are expressly waived as a condition of and as a consideration for the issue of the Warrants represented by this Warrant Certificate.

This Warrant Certificate and all rights hereunder or evidenced hereby may be transferred in whole or in part (provided that no fraction of a Warrant may be transferred), but only upon compliance with applicable securities legislation. Any such transfer may be effected on the register of the Issuer maintained for the Warrants by surrendering this Warrant Certificate together with an appropriate transfer form (attached) duly endorsed by or on behalf of the person in whose name this Warrant Certificate has been issued or as otherwise permitted by the Issuer.

This Warrant shall be governed in accordance with the laws of British Columbia and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of British Columbia in the event of any dispute hereunder. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officer as of the 24th day of September, 2010.

NEVADA GEOTHERMAL POWER INC.

By:
	Authorized	Signatory

SCHEDULE "A"
SUBSCRIPTION FORM

TO:	Nevada Geothermal Power Inc.

Suite 900 – 409 Granville Street Vancouver, BC V6C 1T2 Facsimile: (604) 688.5926

The Undersigned, being the registered holder of the enclosed Warrant Certificate issued by Nevada Geothermal Power Inc. (the “Issuer”), does hereby irrevocably exercise ________ of the Warrants evidenced thereby in accordance with the terms thereof, and accordingly hereby irrevocably subscribes for the common shares (the "Shares") of the Issuer to be received thereon for an aggregate exercise price of $ ________ and irrevocably surrenders the Warrant Certificate to the Issuer for such purpose. The Undersigned hereby irrevocably directs that the Shares to be received by the Undersigned be registered as follows:

Name in Full	Address	No. of
Common Shares
1.

2.

3.

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OR PERSONS OTHER THAN THE UNDERSIGNED REGISTERED HOLDER, THE SIGNATURE OF THE UNDERSIGNED MUST BE MEDALLION GUARANTEED AND IT MUST PAY TO THE ISSUER ALL APPLICABLE TAXES AND OTHER DUTIES.

The Undersigned registered holder hereby represents, warrants and certifies that (check one only):

1.	[ ]	(i) It is not a U.S. Person (the definition of which includes, but is not limited to, any individual resident in the United States, any partnership or corporation organized or incorporated under the laws of the United
States, and any estate or trust of which any administrator, executor or trustee is a U.S. Person), (ii) at the time of exercise it is not within the United States and did not execute and deliver this subscription form in the United States, and (iii) it is not exercising any of the Warrants represented by the enclosed Warrant Certificate for or on behalf of any U.S. Person or person within the United States; OR

2.	[ ]	It is delivering herewith a written opinion of legal counsel of recognized standing in form and substance satisfactory to the Issuer to the effect that the Warrants and the Shares to be delivered upon exercise hereof have been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws or are exempt from registration thereunder; OR

3.	[ ]	(i) It purchased the Warrants represented by the enclosed Warrant Certificate directly from the Issuer pursuant to a subscription agreement, (ii) it completed the “Certification of U.S. Purchaser” attached to the subscription agreement in connection with such purchase, and (iii) the representations and warranties made by the Undersigned in such Certification remain true and correct on the date of exercise of the Warrants.

The terms “United States” and “U.S. Person” are as defined in Regulation S under the 1933 Act.

DATED the ________ day of ________ , 20 ________.

}
}
}
Signature of Witness	}	Signature of registered holder or Signatory thereof
[Please Note Instruction 2]	}
}
	}	If applicable, print Name and Office of Signatory
}
}
	}	Print Name of registered holder as on certificate
}
}
	}	Street Address
}
}
	}	City, Province and Postal Code
INSTRUCTIONS:

1. The registered holder of a Warrant may exercise its right to convert the Warrant into Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant Certificate representing the Warrants being converted to the Issuer, together with a certified cheque or money order to the Issuer in the aggregate amount of the exercise price, as provided for in the Warrant Certificate. Certificates representing the Shares to be acquired on exercise will be sent by prepaid ordinary mail to the address(es) above within ten business days after the receipt of the aggregate amount of the exercise price and all required documentation.

2. If this Subscription Form indicates that Shares are to be issued to a person or persons other than the registered holder of the Warrant to be converted: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Issuer all applicable taxes and other duties.

3. If this Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Issuer.

4. The Shares will not be registered or delivered to a U.S. address unless the registered holder has checked either box 2 or 3 above and satisfied the requirements thereof. The registered holder should consult with the Issuer in advance to determine whether any form of opinion proposed to be delivered pursuant to box 2 or 3 above will be satisfactory to the Issuer.

SCHEDULE "B"
TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

_________________________________________________
(print name of transferee)

_________________________________________________
(print mailing address of transferee)

_________________________________________________
City                        Province/State                        Postal/Zip Code

_________________________________________________ (print number of Warrants) Warrants of Nevada Geothermal Power Inc. (the "Issuer") registered in the name of the undersigned on the records of the Issuer represented by the Warrant Certificate attached hereto and irrevocably appoints the Issuer the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED the ________ day of ________, ________.

Signature Guaranteed	Signature (Signature of holder to be the same name as appears on the face of the Warrant Certificate)

Instructions:

1.

If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Issuer.

1.	The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

2.	Warrants shall only be transferable in accordance with applicable laws.

SCHEDULE "C"
DECLARATION FOR US LEGEND REMOVAL

To:	COMPUTERSHARE INVESTOR SERVICES INC. as registrar and transfer agent for the common shares of NEVADA GEOTHERMAL POWER INC. (the “Company”)

The undersigned is the holder of ________ common shares of the Company (the “Shares”), evidenced by certificate no(s). ________, which are “restricted shares” (as defined in Rule 144 under the United States Shares Act of 1933 (the “1933 Act”)) and may not be offered or sold by the undersigned unless the Shares are registered under the 1933 Act or the offer and sale is made pursuant to an available registration exemption. The share certificate(s) has (have) a legend (the “Restrictive Legend”) referring to the 1933 Act and such resale restrictions.

The undersigned understands that Rule 904 of Regulation S under the 1933 Act contains an exemption for “offshore resales” of securities notwithstanding that the Shares are “restricted shares”. Accordingly, the undersigned wishes to offer and sell the Shares pursuant to Rule 904 and hereby requests the Company facilitate such offer and sale by removing the Restrictive Legend so that the Shares may be deposited with a registered broker-dealer (the “Broker”) in advance of an offer and sale described below.

In order to induce the Company to remove the Restrictive Legend, the undersigned agrees that (i) any sale of the Shares into the public markets while they remain “restricted shares” will be made solely in an “offshore resale” pursuant to the requirements of Rule 904, (ii) the Broker will maintain custody of the certificate(s) representing the Shares and (iii) if the undersigned directs the Broker to deliver out such certificate(s) other than pursuant to an “offshore resale”, such certificate(s) will first be returned to the Company’s transfer agent for re-imposition of the Restrictive Legend and the undersigned will pay any fee imposed by the transfer agent for performing this service, and the undersigned represents and warrants to the Company, its transfer agent and their agents that:

(1)	the undersigned is not an “affiliate” of the Company (as that term is defined in the 1933 Act);

(2)

the sale of the Shares will be executed in, on or through the facilities of the TSX Venture Exchange or Toronto Stock Exchange or another “designated offshore securities market” (as defined in Regulation S) and neither the undersigned nor any person acting on its behalf will know that the transaction has been pre-arranged with a buyer in the United States;

(3)

neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) in connection with the offer and sale of the Shares;

(4)	the sale will be bona fide and not for the purpose of “washing off” the Restrictive Legend;

(5)	the undersigned does not (i) have a “short position” the securities being sold; nor (ii) intend to replace the Shares with fungible unrestricted shares of the Company; and

(6)

the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.

The undersigned understands that the Company, its transfer agent and others are relying upon the representations contained in this declaration and agrees their counsel shall be entitled to rely upon the representations, warranties and covenants contained in this Certification to the same extent as if it had been addressed to them.

By:		Date:
Signature

Name (please print)

AFFIRMATION BY SELLER’S BROKER-DEALER

We have read the foregoing representations of our customer ________ (the “Seller”) dated ________ with regard to our sale, for the Seller’s account, of the ________ shares of the Company, represented by certificate number ________, (the “Shares”) described therein, and on behalf of ourselves we certify and affirm that

(A)	we have no knowledge that the transaction has been or will be pre-arranged with a buyer in the United States,

(B)	the transaction will be executed on or through the facilities of the TSX Venture Exchange or Toronto Stock Exchange, and

(C)	neither we, nor any person acting on our behalf, has engaged or will engage in any “directed selling efforts” in connection with the offer and sale of the Shares.

We will maintain custody of the certificate(s) representing the Shares and, if the Seller directs us to deliver out such certificate(s) other than pursuant to an “offshore resale”, such certificate(s) will first be returned to the Company’s transfer agent for re-imposition of the Restrictive Legend.

Terms used herein have the meanings given to them by Regulation S.

Name of Firm

By:
Authorized Officer

Date:

Note: For purposes of the foregoing:

  “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a person.

  “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Shares. This would include, but not be limited to, the solicitation of offers to purchase the Shares from persons in the United States.

  "offshore transaction" means an offer and sale of securities in which:

1.	the offer is not made to a person in the United States; and

2.	either:

(a)	at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer is outside the United States; or
(b)	the transaction is executed in, on or through the facilities of a the TSX Venture Exchange, Toronto Stock Exchange or other ‘designated offshore securities market’ (as defined in Regulation S), and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States.